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                     OFFER BY LEUCADIA NATIONAL CORPORATION
                                       TO
                       EXCHANGE 0.4242 OF A COMMON SHARE
                                       OF
                         LEUCADIA NATIONAL CORPORATION
                                      AND
                           ONE CONTINGENT SALE RIGHT
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                       WILTEL COMMUNICATIONS GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 2, 2003, UNLESS THE OFFER IS EXTENDED.

                                                               September 3, 2003

To Our Clients:

    Enclosed for your consideration are the Prospectus, dated September 3, 2003 (the 'Prospectus'), and the related Letter of Transmittal (which collectively, as amended or supplemented from time to time, constitute the 'Offer') in connection with the offer by Leucadia National Corporation, a New York corporation ('Leucadia'), to exchange each outstanding share of common stock, par value $0.01 per share (collectively, the 'Shares'), of WilTel Communications Group, Inc., a Nevada corporation ('WilTel'), for 0.4242 of a common share, par value $1.00 per share, of Leucadia ('Leucadia Shares') and one Contingent Sale Right ('CSR'), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. The Offer is being made in connection with the Agreement and Plan of Merger dated as of August 21, 2003 (the 'Merger Agreement'), among Leucadia, Wrangler Acquisition Corp., a Nevada corporation and a subsidiary of Leucadia ('Merger Sub'), and WilTel.

    WE ARE THE HOLDERS OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The consideration per Share will be 0.4242 of a Leucadia Share and cash in lieu of fractional shares and one CSR, as described in the Prospectus.




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        2. The Offer is being made for all outstanding Shares.

        3. The Offer and withdrawal rights will expire at 12:00 Noon, New York City Time, on October 2, 2003, unless the Offer is extended.

        4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer at least a majority of the outstanding Shares not owned by Leucadia or its affiliates, calculated as described in the Prospectus. The Offer is also subject to other terms and conditions described in the Prospectus, the related Letter of Transmittal and in the Merger Agreement, all of which you should review in detail.

        5. The Offer is being made pursuant to the Merger Agreement, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Merger Sub will be merged into WilTel, with WilTel being the surviving corporation. At the effective time of the Merger, each outstanding Share (other than Shares owned by Leucadia, Merger Sub or by stockholders, if any, who properly exercise appraisal rights under Nevada law) will be converted into the right to receive the same consideration paid pursuant to the Offer, without interest thereon, as set forth in the Merger Agreement and described in the Prospectus.

        6. The WilTel Board of Directors has (i) approved the Offer, the merger and the Merger Agreement and (ii) recommended that WilTel stockholders accept the Offer and tender their Shares pursuant thereto.

        7. Cash will be paid in lieu of any fraction of a Leucadia Share to which a WilTel stockholder would otherwise be entitled. A WilTel stockholder who fails to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax on any reportable payments to the stockholder pursuant to the Offer. Interest will not be paid on Shares purchased by Leucadia.

        8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the 'Exchange Agent and Depository') of (a) Share certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by The Depository Trust Company ('DTC'), pursuant to the procedures set forth in the Prospectus, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                                       2





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                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                        BY LEUCADIA NATIONAL CORPORATION
                                       TO
                       EXCHANGE 0.4242 OF A COMMON SHARE
                                       OF
                         LEUCADIA NATIONAL CORPORATION
                                      AND
                           ONE CONTINGENT SALE RIGHT
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                       WILTEL COMMUNICATIONS GROUP, INC.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus, dated September 3, 2003 (the 'Prospectus') and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the 'Offer') in connection with the offer by Leucadia National Corporation, a New York corporation ('Leucadia'), to exchange each outstanding share of common stock, par value $0.01 per share (collectively, the 'Shares'), of WilTel Communications Group, Inc., a Nevada corporation ('WilTel'), for
0.4242 of a common share, par value $1.00 per share, of Leucadia ('Leucadia Shares') and one Contingent Sale Right, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. The Offer is being made in connection with the Agreement and Plan of Merger dated as of August 21, 2003, among Leucadia, Wrangler Acquisition Corp., a Nevada corporation and a subsidiary of Leucadia, and WilTel.

    This will instruct you to tender to Leucadia the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:         Shares*
________________________________________________________________________________
                                   SIGN BELOW

Account Number: __________  Signature(s)________________________________________

Dated: ____________, 2003

________________________________________________________________________________
                          PLEASE TYPE OR PRINT NAME(S)
________________________________________________________________________________
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE
________________________________________________________________________________
                        AREA CODE AND TELEPHONE NUMBERS
________________________________________________________________________________
              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.